UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010 (March 10, 2010)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260
 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

       N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On March 10, 2010, Advanced Voice Recognition Systems, Inc. (the “Company”) entered into separate Stock Purchase Agreements (the “Stock Purchase Agreements”) with two private investors (collectively, the “Investors”).  Pursuant to the Stock Purchase Agreements, the Company will issue an aggregate total of 10,000,000 shares of common stock at a purchase price of $0.05.  The purchase price for the shares will be paid by each of the Investors in installments on or before the due dates listed as follows:

Number of Shares	Payment Amount	Due Date
500,000	$25,000	March 12, 2010
500,000	25,000	March 16, 2010
1,000,000	50,000	April 15, 2010
1,000,000	50,000	May 14, 2010
2,000,000	100,000	June 15, 2010

The Company paid no underwriting discounts or commissions.  A copy of the form of stock purchase agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

These issuances are granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  These issuances qualified for this exemption from registration because (i) the Investors are “accredited investors” as that term is defined in Regulation D promulgated under the Securities Act; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the Investors were provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (v) the Investors will receive “ restricted securities.”

Item 7.01  Regulation FD Disclosure.

On March 15, 2010, the Company issued a press release entitled “Advanced Voice Recognition Systems, Inc. Announces Declaration of Interference by the United States Patent and Trademark Office.”  A copy of the press release is furnished herewith as Exhibit 99.1.

On March 16, 2010, the Company issued a press release entitled “Advanced Voice Recognition Systems, Inc. Entered Into Stock Purchase Agreement for $500,000.”  A copy of the press release is furnished herewith as Exhibit 99.2.

All of the information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events

On March 9, 2010, the United States Patent and Trademark Office (USPTO) declared an interference (the “Interference”) between the Company’s application serial number 09/351,542 as Senior Party and U.S. Patent 5,799,273, owned by Allvoice Developments LTD ("Allvoice") as Junior Party.

Speech recognition provides for the conversion of speech into text. AVRS' Patent #5,960,447 includes 42 claims covering a broad base of features applicable to existing Automatic Speech Recognition (ASR) products and markets. The patent describes a word tagging and editing system for speech recognition.  The AVRS application was accorded the benefit of a filing date of 13 November 1995. The Allvoice patent was accorded a filing date of 27 September 1996.

A patent interference is a proceeding conducted by the USPTO in instances where two or more parties claim patent rights to the same technology. The U.S. patent system awards patents to the first party to invent a particular technology. In an interference, the primary purpose of the USPTO is to determine which party invented the technology first, and to award the patent to that party. The Patent Office presumes that the parties made their inventions in the order of the filing dates  accorded to their patent applications -- the party with the earliest filing date is referred to as the “senior party,” while those with later filing dates are “junior parties.” If the parties survive a preliminary patentability phase, then the burden of proof to establish priority resides with the junior party.  That is, unless a junior party can prove that, despite its later filing date, it actually invented the technology before the senior party, the patent is awarded to the senior party.  The Company understands that Allvoice, as the junior party, will bear the burden of proof in establishing priority, and thus will have to show that its inventors invented the technology covered by the interfering subject matter ahead of the Company’s inventors in order to retain its patent.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Form of Stock Purchase Agreement
99.1	Press Release dated March 15, 2010
99.2	Press Release dated March 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: March 16, 2010	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Form of Stock Purchase Agreement
99.1	Press Release dated March 15, 2010
99.2	Press Release dated March 16, 2010